UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 7, 2011

CENTER BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	2-81353	52-1273725
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2455 Morris Avenue, Union, New Jersey		07083
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (800) 862-3683

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 7, 2011 (the “Effective Date”), Center Bancorp, Inc. (the “Company”) repurchased from the U.S. Department of the Treasury (“Treasury”) the warrant issued to Treasury on January 12, 2009 with an exercise price of $8.65 per share (the “Warrant”), as part of the Company’s participation in Treasury’s Capital Purchase Program.  In connection with the completion of the Company’s rights offering in October 2009, there were only 86,705 shares underlying the Warrant on the Effective Date rather than the original 173,410 shares.  On December 7, 2011, the Company entered into a letter agreement (the “Warrant Letter Agreement”) with Treasury pursuant to which the Company paid a repurchase price of $245,000 for the outstanding Warrant held by Treasury.

The forgoing is a summary only, and is qualified in all respects by the specific terms of the Warrant Letter Agreement, which is attached hereto as Exhibit 10.1.

Item 8.01.	Other Events

On December 8, 2011, the Company issued a press release regarding the repurchase of the Warrant pursuant to the Warrant Letter Agreement.  The press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

No.	Description

10.1	Warrant Letter Agreement, dated December 7, 2011.

99.1	Press Release, dated December 8, 2011, issued by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Center Bancorp, Inc.
(Registrant)

Date: December 12, 2011
/s/ Anthony C. Weagley
Anthony C. Weagley
President and Chief Executive Officer

INDEX TO EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

No.	Description

10.1	Warrant Letter Agreement, dated December 7, 2011.

99.1	Press Release, dated December 8, 2011, issued by the Company.